EXHIBIT 11a


                          AMERITECH CORPORATION
                 COMPUTATION OF PRIMARY EARNINGS PER SHARE


                                            Three Months Ended
                                                  June 30,
                                               -------------
                                          1996              1995
                                          ----              ----
Net Income                           $566,639,000      $503,526,000
                                     ============      ============


Weighted average number of
shares outstanding                    553,172,522       553,719,115

Additional dilutive effect of
outstanding options (as determined
by the application of the treasury
stock method)                           4,253,187         7,862,453
                                     ------------      ------------

Weighted average shares outstanding
on which primary earnings per share
are based                             557,425,709       561,581,568

Primary earnings per share                  $1.02             $0.90
                                     ============      ============


This calculation is submitted in accordance with Regulation S-K,
Item 601 (b)11, although not required by footnote 2 to paragraph 14 of Accounting Principles Board opinion No. 15 because it results in dilution of less than three percent.


                                                          EXHIBIT 11b


                          AMERITECH CORPORATION
               COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE


                                            Three Months Ended
                                                June 30,
                                              -------------
                                          1996              1995
                                          ----              ----

Net Income                           $566,639,000      $503,526,000
                                     ============      ============


Weighted average number of
shares outstanding                    553,172,522       553,719,115

Additional dilutive effect of
outstanding options (as determined
by the application of the treasury
stock method)                           4,547,927         7,964,973
                                     ------------      ------------

Weighted average shares outstanding
on which fully diluted earnings
per share are based                   557,720,449       561,684,088



Fully diluted earnings per share            $1.02             $0.90
                                     ============      ============


This calculation is submitted in accordance with Regulation S-K,
Item 601 (b)11, although not required by footnote 2 to paragraph 14 of Accounting Principles Board opinion No. 15 because it results in dilution of less than three percent.